Exhibit 99.1

WEBSTER REPORTS
SECOND QUARTER 2021 EARNINGS OF $1.01 PER DILUTED SHARE
WATERBURY, Conn., July 22, 2021 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $91.6 million, or $1.01 per diluted share, for the quarter ended June 30, 2021, compared to $50.7 million, or $0.57 per diluted share, for the quarter ended June 30, 2020. Earnings per diluted share would have been $1.21 for the quarter ended June 30, 2021, adjusting for $18.2 million ($17.6 million after tax) of charges related to merger and strategic optimization initiatives.
“We generated strong business performance in the quarter, led by loan growth of 3.2% excluding PPP and an increase in loan originations of $0.5 billion or 26%,” said John R. Ciulla, chairman and chief executive officer. “We are making significant progress planning for the integration of two great banking organizations, Webster and Sterling, by working together to deliver for customers, communities, bankers and shareholders.”
Highlights for the second quarter of 2021:
•Revenue of $293.6 million.
•Loan growth of 3.2 percent linked quarter, excluding Paycheck Protection Program (PPP) loans, led by commercial and commercial real estate which increased 3.8 percent.
•Originated $2.4 billion in loans, up 26.4 percent linked quarter. Excluding PPP loans, originations totaled $2.3 billion, up 71.5 percent linked quarter.
•Current Expected Credit Loss (CECL) benefit of $21.5 million with a reserve decrease of $20.4 million compared to the prior quarter, resulting in an allowance coverage of 1.43 percent, or 1.49 percent excluding $0.8 billion of PPP loans.
•Deposit growth of $2.5 billion, or 9.5 percent from a year ago, with growth of $557.6 million in demand deposits and $536.6 million in HSA deposits.
•Charges related to merger and strategic optimization initiatives totaled $18.2 million.
•Net interest margin of 2.82 percent.
•Efficiency ratio (non-GAAP) of 56.6 percent.
“In the quarter, credit trends continue to be favorable, resulting in a reserve decrease of $20.4 million,” said Glenn MacInnes, executive vice president and chief financial officer. “During the quarter, we continued to make progress on our strategic initiatives and remain on track to deliver an 8% to 10% reduction in run rate core non-interest expense by the end of the fourth quarter 2021.”

Line of Business performance compared to the second quarter of 2020
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through our business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, and treasury services business units. Additionally, our Wealth group provides wealth management solutions to business owners, operators, and consumers within our targeted markets and retail footprint. As of June 30, 2021, Commercial Banking had $14.7 billion in loans and leases and $8.8 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$141,124	$128,123	10.1%
Non-interest income	25,713	21,849	17.7
Operating revenue	166,837	149,972	11.2
Non-interest expense	61,445	61,261	(0.3)
Pre-tax, pre-provision net revenue	$105,392	$88,711	18.8

			Percent
	At June 30,		Increase/
(In millions)	2021	2020	(Decrease)
Loans and leases	$14,654	$14,394	1.8%
Deposits	8,844	7,747	14.2
AUA / AUM (off balance sheet)	7,061	5,739	23.0
Pre-tax, pre-provision net revenue increased $16.7 million to $105.4 million in the quarter as compared to prior year. Net interest income increased $13.0 million to $141.1 million, primarily driven by PPP loan fee acceleration associated with PPP loan forgiveness, loan rates, and deposit growth. Non-interest income increased $3.9 million to $25.7 million driven by higher trust and investment service fees. Non-interest expense increased $0.2 million to $61.4 million.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of June 30, 2021, HSA Bank had $10.7 billion in total footings comprising $7.3 billion in deposit balances and $3.4 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$42,193	$39,334	7.3%
Non-interest income	26,554	23,103	14.9
Operating revenue	68,747	62,437	10.1
Non-interest expense	32,792	34,020	3.6
Pre-tax, net revenue	$35,955	$28,417	26.5

			Percent
	At June 30,		Increase/
(Dollars in millions)	2021	2020	(Decrease)
Number of accounts (thousands)	2,995	2,996	—%

Deposits	$7,323	$6,787	7.9
Linked investment accounts (off balance sheet)	3,384	2,249	50.4
Total footings	$10,707	$9,036	18.5

Pre-tax net revenue increased $7.5 million to $36.0 million in the quarter as compared to prior year. Net interest income increased $2.9 million to $42.2 million, due to a 7.9 percent growth in deposits, partially offset by a decline in deposit spreads. Non-interest income increased $3.5 million to $26.6 million, due primarily to increases in interchange, investment, and notional account fees. Non-interest expense decreased $1.2 million to $32.8 million, primarily due to reduced compensation expenses.

Retail Banking
Retail Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Retail Banking is comprised of the Consumer Lending and Small Business Banking business units, as well as a distribution network consisting of 130 banking centers and 253 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of June 30, 2021, Retail Banking had $6.8 billion in loans and $12.7 billion in deposit balances.
Retail Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2021	2020	(Unfavorable)
Net interest income	$92,540	$81,609	13.4%
Non-interest income	16,763	16,281	3.0
Operating revenue	109,303	97,890	11.7
Non-interest expense	72,346	77,119	6.2
Pre-tax, pre-provision net revenue	$36,957	$20,771	77.9

			Percent
	At June 30,		Increase/
(In millions)	2021	2020	(Decrease)
Loans	$6,821	$7,409	(7.9)%
Deposits	12,680	11,826	7.2
Pre-tax, pre-provision net revenue increased $16.2 million to $37.0 million in the quarter as compared to prior year. Net interest income increased $10.9 million to $92.5 million, driven by PPP loan fee acceleration associated with PPP loan forgiveness and deposit growth, partially offset by lower consumer loan balances. Non-interest income increased $0.5 million to $16.8 million driven by higher deposit-related service fees and loan servicing fee income, partially offset by lower fee income from mortgage banking activities. Non-interest expense decreased $4.8 million to $72.3 million driven by lower employee-related, occupancy, and marketing expenses.

Consolidated financial performance:
Quarterly net interest income compared to the second quarter of 2020:
•Net interest income was $220.9 million compared to $224.4 million.
•Net interest margin was 2.82 percent compared to 2.99 percent. The yield on interest-earning assets declined by 40 basis points, and the cost of interest-bearing liabilities declined by 25 basis points.
•Average interest-earning assets totaled $31.6 billion and grew by $1.2 billion, or 3.9 percent.
•Average loans totaled $21.4 billion and declined by $0.2 billion, or 0.9 percent.
•Average deposits totaled $28.7 billion and grew by $2.8 billion, or 10.7 percent.
Quarterly provision for credit losses:
•The provision for credit losses reflects a $21.5 million benefit in the quarter, contributing to a $20.4 million decrease in the allowance for credit losses on loans and leases. The decrease in the allowance reflects improvements to the forecasted economic outlook and favorable credit trends resulting in a release of reserves. The provision for credit losses reflected a $25.8 million benefit in the prior quarter compared to an expense of $40.0 million a year ago.
•Net recoveries were $1.2 million, compared to net charge-offs of $5.3 million in the prior quarter and $16.4 million a year ago. The ratio of net charge-offs (recoveries) to average loans on an annualized basis was (0.02) percent, compared to 0.10 percent in the prior quarter and 0.30 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.43 percent of total loans at June 30, 2021, compared to 1.54 percent at March 31, 2021 and 1.64 percent at June 30, 2020. Excluding $0.8 billion of risk free PPP loans, the coverage ratio was 1.49 percent at June 30, 2021, compared to 1.64 percent at March 31, 2021 excluding $1.3 billion of risk free PPP loans, and 1.75 percent at June 30, 2020 excluding $1.3 billion of risk free PPP loans. The allowance represented 255 percent of nonperforming loans at June 30, 2021 compared to 218 percent at March 31, 2021 and 207 percent at June 30, 2020.
Quarterly non-interest income compared to the second quarter of 2020:
•Total non-interest income was $72.7 million compared to $60.1 million, an increase of $12.6 million. This primarily reflects an increase of $5.3 million due to fair value adjustments; $3.4 million in HSA fee income driven primarily by higher interchange and account service fees; $3.0 million in wealth and investment services primarily due to increase investment activity; and $2.9 million in deposit service fees driven by higher overdraft, interchange, and cash management fees. These increases were partially offset by a $2.9 million decrease in mortgage banking activities due to lower volume and spreads on loans originated for sale.

Quarterly non-interest expense compared to the second quarter of 2020:
•Total non-interest expense was $187.0 million compared to $176.6 million, an increase of $10.4 million. This primarily reflects $18.2 million of charges related to merger and strategic optimization initiatives, partially offset by a $2.0 million decrease in compensation and benefits primarily due to the effects of the strategic initiatives and a $1.3 million decrease in deposit insurance.
Quarterly income taxes compared to the second quarter of 2020:
•Income tax expense was $34.0 million compared to $14.8 million and the effective tax rate was 26.6 percent compared to 21.8 percent.
•The higher effective tax rate in the quarter reflects the effects of merger related expenses recognized during the period estimated to be nondeductible for tax purposes and increased pre-tax income in 2021 compared to 2020, partially offset by the recognition of discrete tax benefits during the quarter.
Investment securities:
•Total investment securities were $8.9 billion, compared to $8.9 billion at March 31, 2021 and $8.7 billion at June 30, 2020. The carrying value of the available-for-sale portfolio included $49.3 million of net unrealized gains, compared to $51.3 million at March 31, 2021 and $87.2 million at June 30, 2020. The carrying value of the held-to-maturity portfolio does not reflect $170.5 million of net unrealized gains, compared to $162.6 million at March 31, 2021 and $268.4 million at June 30, 2020.
Loans:
•Total loans were $21.5 billion, compared to $21.3 billion at March 31, 2021 and $21.8 billion at June 30, 2020. Compared to March 31, 2021, commercial real estate loans increased by $72.6 million while commercial loans decreased by $19.8 million, residential mortgages increased by $187.4 million, and consumer loans decreased by $66.6 million.
•Compared to a year ago, commercial real estate loans increased by $203.4 million and commercial loans (excluding PPP loans) increased by $341.9 million, while consumer loans decreased by $336.6 million and residential mortgages decreased by $65.3 million. PPP loans totaled $0.8 billion at June 30, 2021.
•Loan originations for the portfolio were $2.333 billion ($2.269 billion excluding PPP loan originations), compared to $1.807 billion ($1.274 billion excluding PPP loan originations) in the prior quarter and $2.817 billion ($1.413 billion excluding PPP loan originations) a year ago. In addition, $55 million of residential loans were originated for sale in the quarter, compared to $81 million in the prior quarter and $115 million a year ago.

Asset quality:
•Total nonperforming loans were $120.7 million, or 0.56 percent of total loans, compared to $150.4 million, or 0.71 percent of total loans, at March 31, 2021 and $173.1 million, or 0.79 percent of total loans, at June 30, 2020. As of June 30, 2021, $52.8 million of nonperforming loans were contractually current.
•Past due loans were $18.4 million, compared to $20.4 million at March 31, 2021 and $39.8 million at June 30, 2020.
Deposits and borrowings:
•Total deposits were $28.8 billion, compared to $28.5 billion at March 31, 2021 and $26.4 billion at June 30, 2020. Core deposits to total deposits were 93.0 percent, compared to 92.2 percent at March 31, 2021 and 89.9 percent at June 30, 2020. The loan to deposit ratio was 74.4 percent, compared to 74.8 percent at March 31, 2021 and 82.7 percent at June 30, 2020.
•Total borrowings were $1.2 billion, compared to $1.2 billion at March 31, 2021 and $2.8 billion at June 30, 2020.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 11.63 percent and 14.26 percent, respectively, compared to 6.79 percent and 8.47 percent, respectively, in the second quarter of 2020.
•The tangible equity and tangible common equity ratios were 8.35 percent and 7.91 percent, respectively, compared to 8.14 percent and 7.69 percent, respectively, at June 30, 2020. The common equity tier 1 risk-based capital ratio was 11.65 percent, compared to 11.17 percent at June 30, 2020.
•Book value and tangible book value per common share were $35.15 and $28.99, respectively, compared to $33.59 and $27.40, respectively, at June 30, 2020.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $33.8 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 130 banking centers and 253 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s second quarter 2021 earnings announcement will be held today, Thursday, July 22, 2021 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 877-407-8289, or 201-689-8341 for international callers. The webcast, along with related slides, will be available on the Webster website (www.wbst.com). A replay of the conference call will be available for one week via the website listed above, beginning at approximately 11:00 a.m. (Eastern) on July 22, 2021. To access the replay, dial 877-660-6853, or 201-612-7415 for international callers. The replay conference ID number is 13720459.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Kristen Manginelli, 203-578-2307
kmanginelli@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to complete the acquisition of Sterling Bancorp and realize the anticipated benefits of the merger; (2) our ability to successfully execute our business plan and strategic initiatives, and manage any risks or uncertainties; (3) our ability to successfully achieve the anticipated cost reductions and operating efficiencies from our completed branch consolidations and other strategic initiatives, including process automation, organization simplification, and spending reductions, and avoid any higher than anticipated costs or delays in the ongoing implementation; (4) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (5) volatility and disruption in national and international financial markets; (6) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; (7) changes in the level of nonperforming assets and charge-offs; (8) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (9) adverse conditions in the securities markets that lead to impairment in the value of our investment securities; (10) inflation, changes in interest rates (including the replacement of LIBOR as an interest rate benchmark), and monetary fluctuations; (11) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (12) changes in deposit flows, consumer spending, borrowings, and savings habits; (13) our ability to implement new technologies and maintain secure and reliable technology systems; (14) the effects of any cyber threats, attacks or events or fraudulent activity; (15) performance by our counterparties and vendors; (16) our ability to increase market share and control expenses; (17) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (18) changes in laws and regulations (including those concerning banking, taxes, dividends, securities, insurance, and healthcare) with which we and our subsidiaries must comply; (19) the effect of changes in accounting policies and practices applicable to us, including impacts of recently adopted accounting guidance; (20) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (21) our ability to appropriately address social, environmental, and sustainability concerns that may arise from our business activities; and (22) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020

Income and performance ratios:
Net income	$94,035	$108,078	$60,044	$69,281	$53,097
Earnings applicable to common shareholders	91,555	105,530	57,715	66,890	50,729
Earnings per diluted common share	1.01	1.17	0.64	0.75	0.57
Return on average assets	1.12%	1.31%	0.73%	0.84%	0.65%
Return on average tangible common shareholders' equity (non-GAAP)	14.26	16.79	9.31	10.91	8.47
Return on average common shareholders’ equity	11.63	13.65	7.51	8.80	6.79
Non-interest income as a percentage of total revenue	24.77	25.54	26.14	25.50	21.12

Asset quality:
Allowance for credit losses on loans and leases	$307,945	$328,351	$359,431	$369,811	$358,522
Nonperforming assets	123,497	152,808	170,314	167,314	178,381
Allowance for credit losses on loans and leases / total loans and leases	1.43%	1.54%	1.66%	1.69%	1.64%
Net charge-offs (recoveries) / average loans and leases (annualized)	(0.02)	0.10	0.17	0.21	0.30
Nonperforming loans and leases / total loans and leases	0.56	0.71	0.78	0.74	0.79
Nonperforming assets / total loans and leases plus OREO	0.57	0.72	0.79	0.77	0.82
Allowance for credit losses on loans and leases / nonperforming loans and leases	255.05	218.29	213.94	227.39	207.17

Other ratios:
Tangible equity (non-GAAP)	8.35%	8.30%	8.35%	8.19%	8.14%
Tangible common equity (non-GAAP)	7.91	7.85	7.90	7.75	7.69
Tier 1 risk-based capital (a)	12.28	12.55	11.99	11.88	11.82
Total risk-based capital (a)	13.68	14.08	13.59	13.47	13.42
Common equity tier 1 risk-based capital (a)	11.65	11.89	11.35	11.23	11.17
Shareholders’ equity / total assets	9.86	9.84	9.92	9.76	9.71
Net interest margin	2.82	2.92	2.83	2.88	2.99
Efficiency ratio (non-GAAP)	56.64	58.46	60.27	59.99	60.04

Equity and share related:
Common equity	$3,184,668	$3,127,891	$3,089,588	$3,074,653	$3,029,742
Book value per common share	35.15	34.60	34.25	34.09	33.59
Tangible book value per common share (non-GAAP)	28.99	28.41	28.04	27.86	27.40
Common stock closing price	53.34	55.11	42.15	26.41	28.61
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	90,594	90,410	90,199	90,204	90,194
Weighted-average common shares outstanding - Basic	90,027	89,809	89,645	89,630	89,485
Weighted-average common shares outstanding - Diluted	90,221	90,108	89,915	89,738	89,570

(a) Presented as preliminary for June 30, 2021 and actual for the remaining periods. In accordance with regulatory capital rules, the Company elected an option to delay the estimated impact of CECL on its regulatory capital for two years followed by a three year transition period ending December 31, 2024. As a result, capital ratios and amounts as of June 30, 2021 exclude the impact of the increased allowance for credit losses on loans, held-to-maturity debt securities and unfunded loan commitments attributed to the adoption of CECL.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2021	March 31, 2021	June 30, 2020
Assets:
Cash and due from banks	$193,430	$160,703	$198,680
Interest-bearing deposits	1,386,463	1,210,958	104,444
Securities:
Available for sale	3,262,893	3,313,980	3,183,624
Held to maturity, net	5,623,243	5,567,785	5,476,817
Total securities, net	8,886,136	8,881,765	8,660,441
Loans held for sale	4,335	17,262	46,446
Loans and Leases:
Commercial	8,417,719	8,437,487	8,546,769
Commercial real estate	6,410,672	6,338,056	6,207,314
Residential mortgages	4,856,302	4,668,945	4,921,573
Consumer	1,790,308	1,856,895	2,126,861
Total loans and leases	21,475,001	21,301,383	21,802,517
Allowance for credit losses on loans and leases	(307,945)	(328,351)	(358,522)
Loans and leases, net	21,167,056	20,973,032	21,443,995
Federal Home Loan Bank and Federal Reserve Bank stock	76,874	77,674	94,495
Premises and equipment, net	215,716	220,982	258,392
Goodwill and other intangible assets, net	558,485	559,617	558,367
Cash surrender value of life insurance policies	570,380	567,298	557,325
Deferred tax asset, net	78,268	80,235	77,145
Accrued interest receivable and other assets	616,609	509,511	708,887
Total Assets	$33,753,752	$33,259,037	$32,708,617

Liabilities and Shareholders' Equity:
Deposits:
Demand	$6,751,373	$6,680,114	$6,193,757
Health savings accounts	7,323,421	7,455,181	6,786,845
Interest-bearing checking	3,843,725	3,792,309	3,280,125
Money market	3,442,319	3,015,565	2,686,650
Savings	5,471,584	5,304,532	4,742,573
Certificates of deposit	2,014,544	2,234,133	2,666,047
Total deposits	28,846,966	28,481,834	26,355,997
Securities sold under agreements to repurchase and other borrowings	507,124	498,378	1,688,805
Federal Home Loan Bank advances	138,444	138,554	523,321
Long-term debt	565,297	566,480	570,029
Accrued expenses and other liabilities	366,216	300,863	395,686
Total liabilities	30,424,047	29,986,109	29,533,838
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	3,184,668	3,127,891	3,029,742
Total shareholders’ equity	3,329,705	3,272,928	3,174,779
Total Liabilities and Shareholders' Equity	$33,753,752	$33,259,037	$32,708,617

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2021	2020	2021	2020
Interest income:
Interest and fees on loans and leases	$185,919	$196,521	$376,455	$412,708
Interest and dividends on securities	45,586	55,570	90,533	113,678
Loans held for sale	53	184	144	359
Total interest income	231,558	252,275	467,132	526,745
Interest expense:
Deposits	5,094	18,805	11,533	46,648
Borrowings	5,612	9,063	10,983	24,889
Total interest expense	10,706	27,868	22,516	71,537
Net interest income	220,852	224,407	444,616	455,208
Provision for credit losses	(21,500)	40,000	(47,250)	116,000
Net interest income after provision for loan and lease losses	242,352	184,407	491,866	339,208
Non-interest income:
Deposit service fees	41,439	35,839	81,908	78,409
Loan and lease related fees	7,862	6,968	16,175	13,464
Wealth and investment services	10,087	7,102	19,490	15,841
Mortgage banking activities	1,319	4,205	3,961	7,098
Increase in cash surrender value of life insurance policies	3,603	3,624	7,136	7,204
Gain on investment securities, net	—	—	—	8
Other income	8,392	2,338	20,789	11,430
Total non-interest income	72,702	60,076	149,459	133,454
Non-interest expense:
Compensation and benefits	97,754	99,731	205,354	201,618
Occupancy	14,010	14,245	29,660	28,730
Technology and equipment	27,124	27,468	55,640	55,305
Marketing	3,227	3,286	5,731	6,788
Professional and outside services	21,025	6,158	30,801	11,821
Intangible assets amortization	1,132	962	2,271	1,924
Loan workout expenses	327	392	721	885
Deposit insurance	3,749	5,015	7,705	9,740
Other expenses	18,680	19,327	37,127	38,609
Total non-interest expense	187,028	176,584	375,010	355,420
Income before income taxes	128,026	67,899	266,315	117,242
Income tax expense	33,991	14,802	64,202	25,946
Net income	94,035	53,097	202,113	91,296
Preferred stock dividends and other	(2,480)	(2,368)	(5,028)	(4,530)
Earnings applicable to common shareholders	$91,555	$50,729	$197,085	$86,766

Weighted-average common shares outstanding - Diluted	90,221	89,570	90,164	90,391

Earnings per common share:
Basic	$1.02	$0.57	$2.19	$0.96
Diluted	1.01	0.57	2.19	0.96

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Interest income:
Interest and fees on loans and leases	$185,919	$190,536	$189,010	$188,001	$196,521
Interest and dividends on securities	45,586	44,947	46,874	51,009	55,570
Loans held for sale	53	91	181	229	184
Total interest income	231,558	235,574	236,065	239,239	252,275
Interest expense:
Deposits	5,094	6,439	8,651	12,598	18,805
Borrowings	5,612	5,371	10,485	7,385	9,063
Total interest expense	10,706	11,810	19,136	19,983	27,868
Net interest income	220,852	223,764	216,929	219,256	224,407
Provision for credit losses	(21,500)	(25,750)	(1,000)	22,750	40,000
Net interest income after provision for loan and lease losses	242,352	249,514	217,929	196,506	184,407
Non-interest income:
Deposit service fees	41,439	40,469	38,345	39,278	35,839
Loan and lease related fees	7,862	8,313	9,095	6,568	6,968
Wealth and investment services	10,087	9,403	8,820	8,255	7,102
Mortgage banking activities	1,319	2,642	4,110	7,087	4,205
Increase in cash surrender value of life insurance policies	3,603	3,533	3,662	3,695	3,624
Other income	8,392	12,397	12,731	10,177	2,338
Total non-interest income	72,702	76,757	76,763	75,060	60,076
Non-interest expense:
Compensation and benefits	97,754	107,600	122,754	104,019	99,731
Occupancy	14,010	15,650	28,024	14,275	14,245
Technology and equipment	27,124	28,516	29,122	27,846	27,468
Marketing	3,227	2,504	3,485	3,852	3,286
Professional and outside services	21,025	9,776	11,380	9,223	6,158
Intangible assets amortization	1,132	1,139	1,147	1,089	962
Loan workout expenses	327	394	261	612	392
Deposit insurance	3,749	3,956	4,372	4,204	5,015
Other expenses	18,680	18,447	18,985	18,876	19,327
Total non-interest expense	187,028	187,982	219,530	183,996	176,584
Income before income taxes	128,026	138,289	75,162	87,570	67,899
Income tax expense	33,991	30,211	15,118	18,289	14,802
Net income	94,035	108,078	60,044	69,281	53,097
Preferred stock dividends and other	(2,480)	(2,548)	(2,329)	(2,391)	(2,368)
Earnings applicable to common shareholders	$91,555	$105,530	$57,715	$66,890	$50,729

Weighted-average common shares outstanding - Diluted	90,221	90,108	89,915	89,738	89,570

Earnings per common share:
Basic	$1.02	$1.18	$0.64	$0.75	$0.57
Diluted	1.01	1.17	0.64	0.75	0.57

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended June 30,
		2021			2020
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,413,439	$186,681	3.46%	$21,608,914	$197,317	3.63%
Investment securities (a)	8,834,859	46,582	2.13	8,579,213	56,465	2.69
Federal Home Loan and Federal Reserve Bank stock	77,292	382	1.98	108,962	865	3.19
Interest-bearing deposits (b)	1,270,121	347	0.11	99,467	5	0.02
Loans held for sale	8,898	53	2.37	24,266	184	3.03
Total interest-earning assets	31,604,609	$234,045	2.95%	30,420,822	$254,836	3.35%
Non-interest-earning assets	1,901,412			2,062,534
Total Assets	$33,506,021			$32,483,356

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$6,774,206	$—	—%	$5,823,655	$—	—%
Health savings accounts	7,446,735	1,650	0.09	6,846,210	2,604	0.15
Interest-bearing checking, money market and savings	12,365,074	1,603	0.05	10,390,143	6,462	0.25
Certificates of deposit	2,114,889	1,841	0.35	2,869,471	9,739	1.36
Total deposits	28,700,904	5,094	0.07	25,929,479	18,805	0.29

Securities sold under agreements to repurchase and other borrowings	500,638	860	0.68	1,577,881	980	0.25
Federal Home Loan Bank advances	138,483	534	1.52	839,830	3,748	1.77
Long-term debt (a)	565,874	4,218	3.22	570,679	4,335	3.31
Total borrowings	1,204,995	5,612	1.93	2,988,390	9,063	1.23
Total interest-bearing liabilities	29,905,899	$10,706	0.14%	28,917,869	$27,868	0.39%
Non-interest-bearing liabilities	288,716			410,119
Total liabilities	30,194,615			29,327,988

Preferred stock	145,037			145,037
Common shareholders' equity	3,166,369			3,010,331
Total shareholders' equity	3,311,406			3,155,368
Total Liabilities and Shareholders' Equity	$33,506,021			$32,483,356
Tax-equivalent net interest income		223,339			226,968
Less: tax-equivalent adjustments		(2,487)			(2,561)
Net interest income		$220,852			$224,407
Net interest margin			2.82%			2.99%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Six Months Ended June 30,
		2021			2020
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,447,192	$377,969	3.51%	$20,966,857	$414,235	3.93%
Investment securities (a)	8,862,314	92,859	2.13	8,449,480	114,873	2.77
Federal Home Loan and Federal Reserve Bank stock	77,461	619	1.61	117,663	2,116	3.62
Interest-bearing deposits (b)	976,873	523	0.11	83,887	196	0.46
Loans held for sale	11,610	144	2.48	23,281	359	3.08
Total interest-earning assets	31,375,450	$472,114	3.01%	29,641,168	$531,779	3.59%
Non-interest-earning assets	1,941,640			1,996,765
Total Assets	$33,317,090			$31,637,933

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$6,606,464	$—	—%	$5,170,280	$—	—%
Health savings accounts	7,448,943	3,257	0.09	6,803,784	5,900	0.17
Interest-bearing checking, money market and savings	12,181,295	3,323	0.06	10,053,559	18,865	0.38
Certificates of deposit	2,242,250	4,953	0.45	2,968,514	21,883	1.48
Total deposits	28,478,952	11,533	0.08	24,996,137	46,648	0.38

Securities sold under agreements to repurchase and other borrowings	511,622	1,495	0.58	1,437,403	4,710	0.65
Federal Home Loan Bank advances	137,143	1,047	1.52	1,082,865	10,617	1.94
Long-term debt (a)	566,462	8,441	3.22	560,964	9,562	3.66
Total borrowings	1,215,227	10,983	1.87	3,081,232	24,889	1.62
Total interest-bearing liabilities	29,694,179	$22,516	0.15%	28,077,369	$71,537	0.51%
Non-interest-bearing liabilities	339,949			386,118
Total liabilities	30,034,128			28,463,487

Preferred stock	145,037			145,037
Common shareholders' equity	3,137,925			3,029,409
Total shareholders' equity	3,282,962			3,174,446
Total Liabilities and Shareholders' Equity	$33,317,090			$31,637,933
Tax-equivalent net interest income		449,598			460,242
Less: tax-equivalent adjustments		(4,982)			(5,034)
Net interest income		$444,616			$455,208
Net interest margin			2.87%			3.11%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Loan and Lease Balances (actual):
Commercial non-mortgage	$7,473,758	$7,530,066	$7,687,300	$7,722,838	$7,606,245
Asset-based lending	943,961	907,421	890,598	889,711	940,524
Commercial real estate	6,410,672	6,338,056	6,322,637	6,307,567	6,207,314
Residential mortgages	4,856,302	4,668,945	4,782,016	4,885,821	4,921,573
Consumer	1,790,308	1,856,895	1,958,664	2,046,086	2,126,861
Total Loan and Lease Balances	21,475,001	21,301,383	21,641,215	21,852,023	21,802,517
Allowance for credit losses on loans and leases	(307,945)	(328,351)	(359,431)	(369,811)	(358,522)
Loans and Leases, net	$21,167,056	$20,973,032	$21,281,784	$21,482,212	$21,443,995

Loan and Lease Balances (average):
Commercial non-mortgage	$7,545,398	$7,650,367	$7,662,828	$7,683,879	$7,318,814
Asset-based lending	937,580	896,093	874,221	922,653	1,030,928
Commercial real estate	6,365,830	6,303,765	6,363,776	6,260,114	6,136,091
Residential mortgages	4,738,859	4,720,703	4,821,199	4,914,368	4,946,746
Consumer	1,825,772	1,910,392	2,007,226	2,089,726	2,176,335
Total Loan and Lease Balances	21,413,439	21,481,320	21,729,250	21,870,740	21,608,914
Allowance for credit losses on loans and leases	(332,522)	(364,358)	(375,080)	(363,552)	(340,050)
Loans and Leases, net	$21,080,917	$21,116,962	$21,354,170	$21,507,188	$21,268,864

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Nonperforming loans and leases:
Commercial non-mortgage	$57,831	$60,103	$71,499	$75,080	$75,340
Asset-based lending	2,403	2,430	2,622	3,789	138
Commercial real estate	12,687	13,743	21,222	8,784	15,889
Residential mortgages	21,467	42,708	41,033	41,498	46,500
Consumer	26,353	31,437	31,629	33,485	35,187
Total nonperforming loans and leases	$120,741	$150,421	$168,005	$162,636	$173,054

Other real estate owned and repossessed assets:
Commercial non-mortgage	$—	$102	$175	$175	$272
Residential mortgages	1,934	1,695	1,544	3,899	3,081
Consumer	822	590	590	604	1,974
Total other real estate owned and repossessed assets	$2,756	$2,387	$2,309	$4,678	$5,327
Total nonperforming assets	$123,497	$152,808	$170,314	$167,314	$178,381

Past due 30-89 days:
Commercial non-mortgage	$3,154	$7,395	$8,918	$3,821	$13,959
Asset-based lending	—	—	1,175	—	—
Commercial real estate	1,679	699	3,003	329	2,363
Residential mortgages	4,690	5,241	10,623	9,291	15,445
Consumer	8,829	7,036	8,720	8,349	7,857
Total past due 30-89 days	18,352	20,371	32,439	21,790	39,624
Past due 90 days or more and accruing	25	50	445	—	198
Total past due loans and leases	$18,377	$20,421	$32,884	$21,790	$39,822

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Beginning balance	$328,351	$359,431	$369,811	$358,522	$334,931
Provision	(21,574)	(25,759)	(992)	22,753	40,003
Charge-offs:
Commercial non-mortgage	431	1,164	7,876	12,085	15,294
Asset-based lending	—	—	—	10	—
Commercial real estate	163	5,157	688	1,399	—
Residential mortgages	1,105	380	105	546	194
Consumer	1,703	2,594	2,673	1,717	2,586
Total charge-offs	3,402	9,295	11,342	15,757	18,074
Recoveries:
Commercial non-mortgage	824	209	232	1,978	271
Asset-based lending	2	1,424	33	—	10
Commercial real estate	10	3	3	47	2
Residential mortgages	782	1,158	190	521	83
Consumer	2,952	1,180	1,496	1,747	1,296
Total recoveries	4,570	3,974	1,954	4,293	1,662
Total net charge-offs (recoveries)	(1,168)	5,321	9,388	11,464	16,412
Ending balance	$307,945	$328,351	$359,431	$369,811	$358,522

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits, including brokered time deposits. Adjusted diluted earnings per share (EPS) is calculated by excluding after tax non-operational items from reported earnings applicable to common shareholders. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Efficiency ratio:
Non-interest expense (GAAP)	$187,028	$187,982	$219,530	$183,996	$176,584
Less: Foreclosed property activity (GAAP)	(137)	91	(836)	(201)	(217)
Intangible assets amortization (GAAP)	1,132	1,139	1,147	1,089	962
Strategic initiatives (non-GAAP)	1,138	9,441	38,265	4,786	—
Merger related (non-GAAP)	17,047	—	—	—	—
Non-interest expense (non-GAAP)	$167,848	$177,311	$180,954	$178,322	$175,839
Net interest income (GAAP)	$220,852	$223,764	$216,929	$219,256	$224,407
Add: Tax-equivalent adjustment (non-GAAP)	2,487	2,495	2,577	2,635	2,561
Non-interest income (GAAP)	72,702	76,757	76,763	75,060	60,076
Other (non-GAAP)	309	277	291	297	293
Loss on hedge terminations (GAAP)	—	—	3,680	—	—
Customer derivative fair value adjustment (GAAP)	—	—	—	—	5,511
Income (non-GAAP)	$296,350	$303,293	$300,240	$297,248	$292,848
Efficiency ratio (non-GAAP)	56.64%	58.46%	60.27%	59.99%	60.04%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$94,035	$108,078	$60,044	$69,281	$53,097
Less: Preferred stock dividends (GAAP)	1,969	1,969	1,969	1,968	1,969
Add: Intangible assets amortization, tax-effected (GAAP)	894	900	906	860	760
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$92,960	$107,009	$58,981	$68,173	$51,888
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$371,840	$428,036	$235,924	$272,692	$207,552
Average shareholders' equity (non-GAAP)	$3,311,406	$3,254,203	$3,239,221	$3,205,330	$3,155,368
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	559,032	560,173	561,303	560,959	558,835
Average tangible common shareholders' equity (non-GAAP)	$2,607,337	$2,548,993	$2,532,881	$2,499,334	$2,451,496
Return on average tangible common shareholders' equity (non-GAAP)	14.26%	16.79%	9.31%	10.91%	8.47%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Tangible equity:
Shareholders' equity (GAAP)	$3,329,705	$3,272,928	$3,234,625	$3,219,690	$3,174,779
Less: Goodwill and other intangible assets (GAAP)	558,485	559,617	560,756	561,902	558,367
Tangible shareholders' equity (non-GAAP)	$2,771,220	$2,713,311	$2,673,869	$2,657,788	$2,616,412
Total assets (GAAP)	$33,753,752	$33,259,037	$32,590,690	$32,994,443	$32,708,617
Less: Goodwill and other intangible assets (GAAP)	558,485	559,617	560,756	561,902	558,367
Tangible assets (non-GAAP)	$33,195,267	$32,699,420	$32,029,934	$32,432,541	$32,150,250
Tangible equity (non-GAAP)	8.35%	8.30%	8.35%	8.19%	8.14%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,771,220	$2,713,311	$2,673,869	$2,657,788	$2,616,412
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,626,183	$2,568,274	$2,528,832	$2,512,751	$2,471,375
Tangible assets (non-GAAP)	$33,195,267	$32,699,420	$32,029,934	$32,432,541	$32,150,250
Tangible common equity (non-GAAP)	7.91%	7.85%	7.90%	7.75%	7.69%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,626,183	$2,568,274	$2,528,832	$2,512,751	$2,471,375
Common shares outstanding	90,594	90,410	90,199	90,204	90,194
Tangible book value per common share (non-GAAP)	$28.99	$28.41	$28.04	$27.86	$27.40

Core deposits:
Total deposits	$28,846,966	$28,481,834	$27,335,436	$26,920,553	$26,355,997
Less: Certificates of deposit	2,014,544	2,234,133	2,487,818	2,570,440	2,666,047
Core deposits (non-GAAP)	$26,832,422	$26,247,701	$24,847,618	$24,350,113	$23,689,950

(In millions, except per share data)
GAAP earnings adjusted for strategic optimization initiatives and merger related costs:
	Three months ended June 30, 2021
	Pre-Tax Income	Earnings Applicable to Common Shareholders	Diluted EPS
Reported (GAAP)	$128.0	$91.6	$1.01
Facilities optimization	1.1	0.8	0.01
Merger related	17.1	16.8	0.19
Adjusted (non-GAAP)	$146.2	$109.2	$1.21